                                                                     EXHIBIT 3.4








                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             ALLIANCE IMAGING, INC.


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             OFFICES AND RECORDS.........................................................................1

         Section 1.1.      Delaware Office........................................................................1
         Section 1.2.      Other Offices..........................................................................1
         Section 1.3.      Books and Records......................................................................1

ARTICLE II            STOCKHOLDERS................................................................................1

         Section 2.1.      Annual Meeting.........................................................................1
         Section 2.2.      Special Meeting........................................................................1
         Section 2.3.      Place of Meeting.......................................................................1
         Section 2.4.      Notice of Meeting......................................................................1
         Section 2.5.      Quorum and Adjournment.................................................................2
         Section 2.6.      Proxies................................................................................2
         Section 2.7.      Notice of Stockholder Business and Nominations.........................................2
         Section 2.8.      Procedure for Election of Directors....................................................5
         Section 2.9.      Inspectors of Elections; Opening and Closing the Polls.................................5
         Section 2.10.     Consent of Stockholders in Lieu of Meeting.............................................5

ARTICLE III           BOARD OF DIRECTORS..........................................................................7

         Section 3.1.      General Powers.........................................................................7
         Section 3.2.      Number, Tenure and Qualifications......................................................7
         Section 3.3.      Regular Meetings.......................................................................7
         Section 3.4.      Special Meetings.......................................................................8
         Section 3.5.      Notice.................................................................................8
         Section 3.6.      Conference Telephone Meetings..........................................................8
         Section 3.7.      Quorum.................................................................................8
         Section 3.8.      Vacancies..............................................................................8
         Section 3.9.      Committee..............................................................................9
         Section 3.10.     Removal................................................................................9

ARTICLE IV            OFFICERS....................................................................................9

         Section 4.1.      Elected Officers.......................................................................9
         Section 4.2.      Election and Term of Office............................................................9
         Section 4.3.      Chairman of the Board.................................................................10
         Section 4.4.      Chief Executive Officer...............................................................10
         Section 4.5.      President.............................................................................10
         Section 4.6.      Secretary.............................................................................10
         Section 4.7.      Chief Financial Officer...............................................................10
         Section 4.8.      Removal...............................................................................11
         Section 4.9.      Vacancies.............................................................................11

ARTICLE V             STOCK CERTIFICATES AND TRANSFERS...........................................................11

         Section 5.1.      Stock Certificates and Transfers......................................................11

ARTICLE VI            INDEMNIFICATION............................................................................11

         Section 6.1.      Right to Indemnification..............................................................11
         Section 6.2.      Prepayment of Expenses................................................................12
         Section 6.3.      Claims................................................................................12
         Section 6.4.      Nonexclusivity of Rights..............................................................12
         Section 6.5.      Other Sources.........................................................................12
         Section 6.6.      Amendment or Repeal...................................................................12
         Section 6.7.      Other Indemnification and Prepayment of Expenses......................................12

ARTICLE VII           MISCELLANEOUS PROVISIONS...................................................................13

         Section 7.1.      Fiscal Year...........................................................................13
         Section 7.2.      Dividends.............................................................................13
         Section 7.3.      Seal..................................................................................13
         Section 7.4.      Waiver of Notice......................................................................13
         Section 7.5.      Audits................................................................................13
         Section 7.6.      Resignations..........................................................................13
         Section 7.7.      Contracts.............................................................................13
         Section 7.8.      Proxies...............................................................................14

ARTICLE VIII          AMENDMENTS.................................................................................14

         Section 8.1.      Amendments............................................................................14

                                    ARTICLE I

                               OFFICES AND RECORDS

         SECTION 1.1. DELAWARE OFFICE. The registered office of the Corporation in the State of Delaware and the Corporation's registered agent shall be as set forth in the Company's Certificate of Incorporation.

         SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters in Anaheim, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

         SECTION 2.2. SPECIAL MEETING. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock") or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

         SECTION 2.3. PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

         SECTION 2.4. NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present.

Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

         SECTION 2.5. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.6. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

         SECTION 2.7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these Bylaws (or supplement thereto), (b) by or at the direction of the Chairman of the Board or the Board of Directors or
(c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and
(3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time of the record date for the meeting.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting or earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting, PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred twenty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the

Corporation's notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or, (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice of procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the close of business on the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (C) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and (b) if any proposed nomination or business is not in compliance with this Bylaw (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause (c)(iv) of Section
(A)(2) of this Bylaw), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

         (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights
(a) of stockholders to request inclusion of proposals in the

Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of Preferred Stock to elect directors under specified circumstances.

         SECTION 2.8. PROCEDURE FOR ELECTION OF DIRECTORS. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

         SECTION 2.9. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.

         (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

         (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         SECTION 2.10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

         (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (c) of this Section.

         (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         (d) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

         (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

         (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents;
(iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation. If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are required.

         (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

         (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

         SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not less than three (3) nor more than eleven (11) directors.

         SECTION 3.3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

         SECTION 3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         SECTION 3.5. NOTICE. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, subject to
Section 8.1 of Article VIII hereof, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

         SECTION 3.6. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 3.7. QUORUM. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.8. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         SECTION 3.9. COMMITTEE.

         (A) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         (B) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

         SECTION 3.10. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 percent of the then outstanding Voting Stock, voting together as a single class.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 4.2. ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section
4.7 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

         SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         Section 4.4. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

         SECTION 4.5. PRESIDENT. The President shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board and the Chief Executive Officer, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

         SECTION 4.6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it.

         SECTION 4.7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, taking proper vouchers for such disbursements. The Chief Financial Officer shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 4.8. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

         SECTION 4.9. VACANCIES. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

         SECTION 5.1. STOCK CERTIFICATES AND TRANSFERS.

         (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 6.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

         SECTION 6.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this
Article VI or otherwise.

         SECTION 6.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         SECTION 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 6.5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         SECTION 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

         SECTION 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This
Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

         SECTION 7.2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

         SECTION 7.3. SEAL. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         SECTION 7.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

         SECTION 7.5. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

         SECTION 7.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

         SECTION 7.7. CONTRACTS. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such office of responsibility with respect to the exercise of such delegated power.

         SECTION 7.8. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 8.1. AMENDMENTS. These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; PROVIDED, HOWEVER, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 66 percent of the then outstanding Voting Stock, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaw.